UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM 8-K
                       CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934


 Date of Report (Date of earliest event reported): April 15,
                            2005


                        DCI USA, INC.
   (Exact name of registrant as specified in its charter)


     Delaware            000-31143           22-3742159
  (State or other    (Commission File       (IRS Employer
  jurisdiction of         Number)        Identification No.)
  incorporation)


                    20 West 64th Street,
                  New York, New York 10023
          (Address of principal executive offices)


                        718-383-5255
    (Registrant's telephone number, including area code)


                          _________
    (Former name or former address, if changed since last
                           report)


Section 5  Corporate Governance and Management
Item  5.02   Departure  of Directors or Principal  Officers;
Election of Directors; Appointment of Principal Officers.

On April 15, 2005, Mr. Alon Segev, who had been serving as a director of DCI USA, Inc. (the "Registrant"), resigned from his position as director.

Section 8.  Other Events
Item 8.01.  Other Events.

On April 21, 2005, the Registrant filed with the Securities and Exchange Commission (the "SEC") a Notification on Form 1-E in connection with an offering of its common stock pursuant to Rule 606 promulgated under the Securities Act of 1933, as amended. In such offering, the Registrant will offer for sale up to 2,000,000 shares of its common stock at a price of $0.05 per share, and the aggregate offering amount shall not exceed $100,000.

As discussed on the Registrant's Current Report on Form 8-K, filed with the SEC on February 14, 2005, the Registrant had issued shares (the "Shares") of its common stock as of February 10, 2005 to the following persons in the amount set forth next to their name: Jonathan Rigbi - 2,000,000 shares; David Yerushalmi - 1,350,000 shares; Jonathan Ilan Ofir - 1,350,000 shares; and Adam Ofek -1,350,000 shares (collectively the "Issuees"). Such shares were held in escrow pursuant to the written instructions of Direct Capital Investments, Ltd. ("DCI Ltd."), the majority and controlling shareholder of the Registrant. On May 3, 2005, DCI Ltd. and the Issuees cancelled the escrow in its entirety and informed the Registrant. The board of directors of Registrant agreed to the cancellation of the Shares effectively on May 3, 2005.

Section 9-Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
  (a)    Financial Information.        Not applicable
  (b)    Pro forma financial information.   Not applicable
  (c)    Exhibits                 Not applicable





                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      DCI USA, INC.
                                      (Registrant)

                                      By: /s/ _Jonathan Ilan Ofir
                                      Jonathan Ilan Ofir,
                                      Chief Executive Officer



Date:  May 5, 2005